Exhibit 99.1

Voya Financial announces second-quarter 2025 results

NEW YORK, Aug. 5, 2025 — Voya Financial, Inc. (NYSE: VOYA) announced today its second-quarter 2025 financial results:
•Second-quarter 2025 net income available to common shareholders of $162 million, or $1.66 per diluted share, and after-tax adjusted operating earnings1 of $240 million, or $2.46 per diluted share.
•Results demonstrate solid performance across our businesses, evidenced by continued commercial momentum, net revenue growth, and expense discipline.
•Achievement of a significant milestone: exceeding $1 trillion in total assets across Retirement and Investment Management.
•Excess capital generation remains strong, and our balance sheet is well-positioned. In the quarter we:
◦Generated approximately $0.2 billion of excess capital.
◦Returned $44 million to shareholders through common dividends.

“We are encouraged by another solid quarter of performance across our businesses,” said Heather Lavallee, chief executive officer, Voya Financial. “Retirement and Investment Management delivered strong earnings and net flows during a dynamic quarter, and our Employee Benefits business saw positive claim development across all products. These results reflect the strength of our diversified and complementary business mix. I want to thank our Voya colleagues for their focus and execution which continue to deliver value for our customers and stakeholders.”

“As we look to the second half of the year, our priorities remain clear — improving margins in Employee Benefits, successfully integrating OneAmerica, and driving strong organic growth. We remain focused on our strategy and well-positioned to deliver long-term value for our shareholders,” Lavallee added.

1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on notable items in the company’s financial results, non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures can be found in the "Use of Non-GAAP Financial Measures" and reconciliation tables at the end of this press release, and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

Second-Quarter 2025 Consolidated Results
Second-quarter 2025 net income available to common shareholders was $162 million, or $1.66 per diluted share, compared with $201 million, or $1.96 per diluted share, in second-quarter 2024. The decrease in the current period was due to non-operating impacts from investment losses and severance expenses, partially offset by growth in after-tax adjusted operating earnings.

Second-quarter 2025 after-tax adjusted operating earnings were $240 million, or $2.46 per diluted share, compared with $223 million, or $2.18 per diluted share, in second-quarter 2024. The growth was primarily due to earnings in Retirement from the business acquired from OneAmerica, higher earnings in Employee Benefits, partially offset by lower Corporate results. Second-quarter 2025 earnings per share also reflect a reduced share count as a result of share repurchases in the prior year.

Business Segment Results
In the second quarter of 2025, we announced we would return to using our prior segment names--Retirement and Employee Benefits, replacing Wealth Solutions and Health Solutions, respectively. The naming convention better reflects and aligns with the services and solutions we provide today in the client markets served by those segments. The change in naming convention did not affect the amounts reported by segment in our financial statements. We will continue to provide products and services through three segments: Retirement, Investment Management and Employee Benefits.
Retirement
Retirement second-quarter 2025 pre-tax adjusted operating earnings were $235 million, up from $214 million in the prior-year period. The increase was primarily due to the acquired business from OneAmerica.

Net revenues for the trailing twelve months (TTM) ended Jun. 30, 2025 grew 12.1% compared with the prior-year period due to positive capital markets, acquired spread and fee-based business from OneAmerica, strong commercial momentum and higher alternative investment income.

Adjusted operating margin for the TTM ended Jun. 30, 2025 was 39.3% compared with 37.1% in the prior-year period. The improvement reflects net revenue growth and disciplined spend management while expanding our business.

Excluding notable items, for the TTM ended Jun. 30, 2025, net revenues grew 9.3% and adjusted operating margin was 40.3%.

Total client assets as of Jun. 30, 2025 were $757 billion, up 30% compared with Jun. 30, 2024, primarily due to assets onboarded from OneAmerica, positive capital markets, and significant recordkeeping wins in the first half of 2025.

Investment Management
Investment Management second-quarter 2025 pre-tax adjusted operating earnings, excluding noncontrolling interest, were $51 million, compared to $50 million in the prior-year period. Growth in fee-based revenues benefiting from continued strong business momentum and positive capital markets year-over-year was largely offset by lower investment capital results.

Net revenues for the TTM ended Jun. 30, 2025 grew 7.2% compared with the prior-year period due to an increase in fee-based revenues reflecting net inflows and positive capital markets.

Adjusted operating margin for the TTM ended Jun. 30, 2025 was 28.0% compared with 25.6% in the prior-year period. The improvement was due to net revenue growth and disciplined expense management.

Excluding notable items, for the TTM ended Jun. 30, 2025, net revenues grew 8.0% and adjusted operating margin was 28.7%.

Investment Management generated net inflows of $1.8 billion (excluding divested businesses) during the three months ended Jun. 30, 2025, representing organic growth of 0.6% for the quarter. The growth reflects continued momentum across multiple channels including Insurance, US Intermediary and International Retail.

Employee Benefits
Employee Benefits second-quarter 2025 pre-tax adjusted operating earnings were $69 million, up from $60 million in the prior-year period. Positive claim development in Stop Loss and favorable Group Life underwriting gains were partially offset by lower Voluntary underwriting gains and strategic investments in Short-Term Disability and Leave Management.

Net revenues for the TTM ended Jun. 30, 2025 declined 13.8% compared with the prior-year period. Adjusted operating margin for the TTM ended Jun. 30, 2025, was 3.7% compared with 19.1% in the prior-year period.

Excluding notable items, for the TTM ended Jun. 30, 2025, net revenues declined 15.4% and adjusted operating margin was 4.2%.

The decline in TTM margins and net revenues primarily reflects negative Stop Loss claim development in the prior year periods.

Employee Benefits second-quarter 2025 annualized in-force premiums and fees declined 6% to $3.6 billion compared with the prior-year period. The decline was as planned and reflects our pricing discipline and risk selection within the Stop Loss business.

Corporate
Corporate second-quarter 2025 pre-tax adjusted operating losses, excluding noncontrolling interest, were $67 million, compared with $53 million of losses in the prior-year period. The increase in losses was primarily driven by incentive compensation reflecting strong business performance.

Capital
For the second-quarter 2025, the company generated approximately $0.2 billion of excess capital. Year-to-date capital generation is approximately 90% of after-tax adjusted operating earnings. In the second quarter, the company returned $44 million of excess capital to shareholders through common stock dividends. As of Jun. 30, 2025, the company had approximately $0.3 billion of excess capital.

In May 2025, the company entered into a 10-year Facility Agreement with a Delaware trust (the "Trust") following the completion of a private placement of Trust securities for $600 million of P-Caps, conducted pursuant to Rule 144A under the Securities Act. Under the Facility Agreement, the company has the right, from time to time, to issue and sell up to $600 million of its 6.012% Senior Notes to the Trust in exchange for a corresponding amount of Treasury securities held by the Trust. In consideration for this right, the company pays the Trust a semi-annual facility fee at a rate of 1.518% per annum on the unexercised portion of the facility. This facility provides the company financial flexibility as proceeds may be drawn upon in any market environment.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, Aug. 6, 2025, at 10 a.m. ET, to discuss the company’s second-quarter 2025 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at approximately 1 p.m. ET on Aug. 6, 2025.

Media Contact:                            Investor Contact:
Donna Sullivan                         Mei Ni Chu
Donna.Sullivan@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading retirement, employee benefits and investment management company. Voya’s services and solutions help clear the path to financial confidence and a more fulfilling life for approximately 15.7 million individual, workplace and institutional clients. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya fosters a culture that values customer-centricity, integrity, accountability, agility and inclusivity. Voya employees fight together with customers and partners for everyone's opportunity for a better financial future. For more information visit voya.com and follow Voya Financial on Facebook, LinkedIn and Instagram.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
•Net investment gains (losses);
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
◦Income (loss) related to early extinguishment of debt;
◦Impairment of goodwill and intangible assets;
◦Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments;
◦Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
◦Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings include:
•Investment spread and other investment income.
•Fee-based margin.
•Net underwriting gain (loss).
•Administrative expenses.
•Premium taxes, fees and assessments.
•Net commissions.
•DAC/VOBA and other intangibles amortization.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as Adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss).
•The primary adjustment to derive Net revenue is reducing Adjusted operating revenues by “Interest credited and other benefits to contract owners / policyholders”. This adjustment primarily reflects the interest credited to customers for general account products in our Retirement and Employee Benefits segments and the benefits paid to customers in our Employee Benefits segment for Group Life, Stop Loss, and Voluntary products. This adjustment allows us to report to investors our investment spread and our net underwriting gain and loss, which are meaningful measures used by management to evaluate our business and segment performance. Investment spread informs investors how we set crediting rates relative to the yield we earn on our general account investments and net underwriting gain and loss informs investors how we set premiums relative to incurred benefits to policyholders (“loss ratio”).
•We also report net revenue and adjusted operating margin excluding notable items, such as alternative investment income above or below our long-term expectations.
•We report net revenue and adjusted operating margin excluding notable items since they provide the main drivers for Adjusted operating earnings before income taxes excluding the effects of items that are not expected to recur at the same level.

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market risks, including general economic conditions, interest rates, inflation, tariffs imposed or threatened by the U.S. or foreign governments and our ability to manage such risks; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2024, as filed with the SEC on Feb. 21, 2025, and in our Quarterly Report on Form 10-Q for the three months ended Jun. 30, 2025, to be filed with the SEC on or before Aug. 11, 2025.

VOYA-IR VOYA-CF

Consolidated Statement of Operations
	Three Months Ended
(in millions USD, except per share)	6/30/2025	6/30/2024

Revenues
Net investment income	$584	$518
Fee income	577	517
Premiums	718	790
Net gains (losses)	(41)	(4)
Other revenues	100	98
Income (loss) related to consolidated investment entities	43	114
Total revenues	1,981	2,033
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(801)	(843)
Operating expenses	(857)	(752)
Net amortization of DAC/VOBA	(58)	(56)
Interest expense	(28)	(30)
Operating expenses related to consolidated investment entities	(49)	(76)
Total benefits and expenses	(1,793)	(1,757)
Income (loss) before income taxes	188	276
Income tax expense (benefit)	27	41
Net income (loss)	161	235
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	(5)	30
Net income (loss) available to Voya Financial, Inc.	166	205
Less: Preferred stock dividends	4	4
Net income (loss) available to Voya Financial, Inc.'s common shareholders	$162	$201
Net income (loss) available to Voya Financial, Inc.'s common shareholders per common share:
Basic	$1.69	$2.00
Diluted	$1.66	$1.96

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
(in millions USD, except per share)	6/30/2025		6/30/2024
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$162	$1.66	$201	$1.96
Less:
Net investment gains (losses)	(23)	(0.23)	16	0.16
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(24)	(0.24)	(29)	(0.28)
Other adjustments (2)	(31)	(0.32)	(9)	(0.09)
Adjusted operating earnings	$240	$2.46	$223	$2.18
Less:
Alternative investment income and prepayment fees above (below) expectations net of variable compensation	5	0.05	(10)	(0.09)
Adjusted operating earnings excluding notable items	$235	$2.40	$232	$2.27
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the three months ended Jun. 30, 2025, also includes $18 million, after-tax, of severance costs.

Adjusted Operating Earnings and Notable Items
Three Months Ended Jun. 30, 2025
(in millions USD, except per share)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Adjusted operating earnings
Retirement	$235	$8	$227
Investment Management	51	(2)	54
Employee Benefits	69	1	68
Corporate	(67)	—	(67)
Adjusted operating earnings before income taxes	289	6	282
Less: Income taxes (2)	49	1	47
Adjusted operating earnings after income taxes	$240	$5	$235
Adjusted operating earnings per share	2.46	0.05	2.40
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our expectations, net of variable compensation. The long-term expectation for alternative investments is a 9% annual return, which for the three months ended Jun. 30, 2025, was approximately $50 million, pre-tax and before variable compensation. The expectation for prepayment fees is between $1 million and $2 million for the three months ended Jun. 30, 2025, pre-tax and before variable compensation.
(2) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Adjusted Operating Earnings and Notable Items
Three Months Ended Jun. 30, 2024
(in millions USD, except per share)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Adjusted operating earnings
Retirement	$214	$(8)	$222
Investment Management	50	(1)	51
Employee Benefits	60	(3)	63
Corporate	(53)	—	(53)
Adjusted operating earnings before income taxes	271	(12)	283
Less: Income taxes (2)	48	(3)	50
Adjusted operating earnings after income taxes	$223	$(10)	$232
Adjusted operating earnings per share	2.18	(0.09)	2.27
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than expectations, net of variable compensation. The long-term expectation for alternative investments is a 9% annual return, which for the three months ended Jun. 30, 2024, was approximately $47 million, pre-tax and before variable compensation. The prior long-term expectation for prepayment fees was a 10 basis point annual contribution to yield, which for the three months ended Jun. 30, 2024, was approximately $9 million, pre-tax and before variable compensation.
(2) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended Jun. 30, 2025
(in millions USD)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Net revenue
Retirement	$2,194	$(37)	$2,232
Investment Management	996	(13)	1,010
Employee Benefits	974	(5)	979
Total net revenue	$4,164	$(56)	$4,221

Adjusted operating margin
Retirement	39.3%	(1.0)%	40.3%
Investment Management	28.0%	(0.7)%	28.7%
Employee Benefits	3.7%	(0.5)%	4.2%
Adjusted operating margin, excluding Corporate	28.3%	(0.9)%	29.2%
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for the twelve months ended Jun. 30, 2025, was approximately $194 million, pre-tax and before variable compensation. The expectation for prepayment fees was approximately $22 million for the twelve months ended Jun. 30, 2025, pre-tax and before variable compensation. This reflects the updated expectation for periods after 2024 of approximately $1 million to $2 million per quarter and the prior long-term expectation for periods through 2024 of approximately $8 million to $10 million per quarter with both expectations pre-tax and before variable compensation.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended Jun. 30, 2024
(in millions USD)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) expectations (1)	Other (2)	Amounts Excluding Notable Items
	a	b	c	d = a - b - c
Net revenue
Retirement	$1,958	$(85)	$—	$2,043
Investment Management	929	(6)	—	935
Employee Benefits	1,130	(10)	(16)	1,157
Total net revenue	$4,017	$(101)	$(16)	$4,135

Adjusted operating margin
Retirement	37.1%	(2.6)%	—%	39.7%
Investment Management	25.6%	(0.6)%	—	26.2%
Employee Benefits	19.1%	(0.7)%	(1.1)%	20.9%
Adjusted operating margin, excluding Corporate	29.4%	(1.7)%	(0.3)%	31.4%
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our expectations, net of variable compensation. The long-term expectation for alternative investments is a 9% annual return, which for the twelve months ended Jun. 30, 2024, was approximately $189 million, pre-tax and before variable compensation. The prior long-term expectation for prepayment fees was a 10 basis point annual contribution to yield, which for the twelve months ended Jun. 30, 2024, was approximately $37 million, pre-tax and before variable compensation.
(2) Includes changes in certain legal and other reserves not expected to recur at the same level.